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                                  EXHIBIT 23.1

                               Consent of Findley






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                                                              September 16, 1998



Americorp
304 East Main Street
Ventura, California 93001


Gentlemen:

We hereby consent to the inclusion of the Fairness Opinion of The Findley Group in the Form S-4 Registration Statement of Americorp in connection with the acquisition of Channel Islands National Bank. We also consent to the references made in such Form S-4 Registration Statement to The Findley Group.

                                           Sincerely,

                                           /s/ GARY STEVEN FINDLEY
                                           -----------------------
                                           Gary Steven Findley
                                           Director